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                                                              Exhibit 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-83491) of our reports dated December 15, 1999 (except for Notes 7 and 11, which are dated as of January 24, 2000), relating to the financial statements of TIBCO Software Inc. and December 10, 1999, relating to the financial statements of InConcert, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 21, 2000